Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of November 25, 2019 by and between Mitsubishi Chemical Performance Polymers, Inc., a Delaware corporation (“Buyer”) and the undersigned stockholder (the “Stockholder”) of AdvanSource Biomaterials Corporation, a Delaware corporation (“Seller”). Capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement (defined below).

RECITALS

WHEREAS, as an inducement for Buyer to enter into that certain Asset Purchase Agreement of even date herewith, by and between Buyer and Seller (as it may be amended from time to time by the parties thereto, the “Purchase Agreement”), which provides for the transfer to Buyer or its designee all of the Purchased Assets in exchange for the consideration set forth in the Purchase Agreement in accordance with its terms (the “Purchase”), Buyer has requested that Stockholder execute and deliver this Agreement;

WHEREAS, as of the date hereof, Stockholder is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the number of shares of Seller’s common stock and other securities convertible into, or exercisable or exchangeable for, shares of Seller’s common stock, all as set forth on the signature page of this Agreement (collectively, the “Shares”); and

WHEREAS, as a condition and inducement for Buyer to enter into the Purchase Agreement, Stockholder and Buyer are entering into this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Agreement to Vote Shares.

(a) Until the Expiration Date (defined below), at the Seller Stockholders Meeting and at every other stockholder meeting of Seller called to consider the adoption of the Purchase Agreement, and at every postponement or adjournment thereof, and on every action or approval by written consent of Seller’s stockholders with respect to any of the following, Stockholder shall vote all outstanding Shares and any outstanding New Shares (defined below):

(i) in favor of the adoption of the Purchase Agreement and approval of the Purchase and any action reasonably required in furtherance of the foregoing, including any proposal to adjourn or postpone any meeting of the stockholders of Seller at which the adoption of the Purchase Agreement and approval of the Purchase is submitted for the consideration and vote of the stockholders of Seller to a later date if there are not proxies representing a sufficient number of shares of Seller common stock to approve such matters on the date on which the meeting is held;

(ii) against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Seller contained in the Purchase Agreement such that a condition to Closing would not be satisfied, or of any Stockholder contained in this Agreement;

(iii) against any Takeover Proposal made by any Person (other than Buyer) and any Alternative Acquisition Agreement proposed by any Person;

(iv) against any change in the Seller Board, including the individuals who serve as members of the Seller Board or the number of seats that make up the Seller Board;

(v) against any action with respect to the conversion of any of Seller’s common stock that may adversely affect or otherwise impair such Stockholder’s ability to perform its obligation under this Agreement; and

(vi) against any other action, agreement or transaction involving Seller that is intended, or would reasonably be expected, to impede, materially interfere with, materially delay, materially postpone, materially and adversely affect or prevent the consummation of the Purchase or the other material transactions contemplated by the Purchase Agreement or this Agreement or the performance by Seller of its obligations under the Purchase Agreement or by any Stockholder of its obligations under this Agreement, including (x) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Seller (other than the Buyer’s acquisition of the Purchased Assets), (y) a sale, lease or transfer of a material amount of assets of Seller or any reorganization, recapitalization or liquidation of Seller or (z) any change in the present capitalization of Seller or any amendment or other change to its certificate of incorporation or bylaws.

(b) Prior to the Expiration Date, Stockholder shall not enter into any agreement or legally binding understanding with any person to vote or give instructions in any manner inconsistent with this Section 1.

2. New Shares. Stockholder agrees that any shares of Seller’s common stock that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, including, without limitation, shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by Stockholder that are convertible into, or exercisable or exchangeable for, shares of Seller common stock (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

3. Transfer and Encumbrance; No Inconsistent Action.

(a) Other than pursuant to this Agreement, Stockholder agrees, during the period beginning on the date hereof and ending on the Expiration Date, not to sell, transfer, exchange, pledge or otherwise dispose of or encumber (collectively, “Transfer”), any Shares or any New Shares, or to discuss, negotiate, or make any offer or agreement relating thereto, other than to or with Buyer, in each case without the prior written consent of Buyer. Stockholder acknowledges that the intent of the foregoing sentence is to ensure that the Shares and any New Shares are voted in accordance with the terms hereof.

(b) Section 3(a) shall not prohibit a Transfer of Shares by Stockholder (i) to any family member or trust for the benefit of any family member, (ii) to any Affiliate of Stockholder, or (iii) to any person or entity if and to the extent required by any non-consensual Governmental Order, by divorce decree or by will, intestacy or other similar applicable Law, so long as in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.

(c) Stockholder shall not:

(i) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares or New Shares;

(ii) seek to influence any Person with respect to the voting of any of the Company’s common stock in connection with the Buyer’s acquisition of the Purchased Assets or any other transaction, other than to recommend that the stockholders of Seller vote in favor of approval of the Purchase Agreement; or

(iii) take or permit any other action that would be expected to adversely affect such Stockholder’s ability to perform its obligations hereunder.

4. No Class Claims. Stockholder hereby agrees not to commence or participate in, and use reasonable best efforts to, if requested by Buyer, take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against Buyer, Seller or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Purchase Agreement or the consummation of the Purchase, including any claim (a) challenging the validity, or seeking to enjoin the operation, of any provision of this Agreement or the Purchase Agreement or (b) alleging a breach of any fiduciary duty of the Seller Board in connection with the Purchase Agreement or the transactions contemplated thereby.

5. Share Legends. If so requested by Buyer, and to the extent the Shares or New Shares are represented by certificates, Stockholder agrees that the Shares and any New Shares shall bear a legend stating that they are subject to this Agreement. Subject to the terms of Section 1 hereof, Stockholder agrees that Stockholder will not Transfer certificated Shares or any certificated New Shares without first having the aforementioned legend affixed to the certificates representing the Shares or any New Shares. Stockholder shall instruct Seller to affix a legend to any certificates representing the Shares (upon a request for the Transfer of such Shares) and any New Shares (upon issuance) stating that such Shares or New Shares are subject to this Agreement. Stockholder shall cause Seller to further agree to make a notation on its records and give instructions to its transfer agent(s) for the Shares and any New Shares in order to implement the restrictions set forth in this Agreement.

6. Representations and Warranties of Stockholder. Stockholder hereby represents, warrants and covenants to Buyer as follows:

(a) If such Stockholder is not an individual, the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the powers of such Stockholder and have been duly authorized by all necessary action. If such Stockholder is an individual, he or she has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. Such Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes such Stockholder’s legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar legal requirements affecting creditors’ rights generally and by general principles of equity. If such Stockholder is married and any of the Shares or New Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid, binding and enforceable, this Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of, such Stockholder’s spouse, enforceable in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar legal requirements affecting creditors’ rights generally and by general principles of equity.

(b) The Shares are and the New Shares will be beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) or owned of record by such Stockholder and/or one or more of such stockholder’s Affiliates. Such Stockholder has and will have good and valid title to such Shares and New Shares, free and clear of any Encumbrances other than pursuant to this Agreement. As of the date hereof, such Stockholder’s Shares (and the applicable portion of the New Shares) constitute all of the shares of Seller common stock beneficially owned or owned of record by such Stockholder and such Affiliates. Except as provided for herein, such Stockholder and certain Affiliates of such Stockholder collectively have sole voting power (including the right to control such vote as contemplated herein), sole power of disposition (except with respect to Shares underlying restricted stock awards issued to directors of Seller), sole power to issue instructions with respect to the matters set forth in herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Shares and New Shares.

(c) The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) if such Stockholder is not an individual, violate the certificate of formation, agreement of limited partnership, certificate of incorporation or similar organizational documents of such Stockholder, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Authority applicable to such Stockholder or by which any of its assets or properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on the properties or assets of such Stockholder pursuant to, any Contract, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder and/or any of its assets or properties is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any reports with the SEC.

(e) As of the date hereof, there is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) With respect to its equity ownership in Seller, Stockholder has full voting power, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement. None of Stockholder’s Shares are subject to any Stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to voting.

(g) No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer or Seller in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder (other than as an officer or director of Seller).

(h) Such Stockholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the execution and delivery of this Agreement by Stockholder and the representations, warranties and covenants of Stockholder contained herein. Such Stockholder understands and acknowledges that the Purchase Agreement governs the terms of the Purchase and the other transactions contemplated thereby.

7. Representations and Warranties of Buyer. Buyer hereby represents, warrants and covenants to Stockholder as follows:

(a) Buyer is a duly organized and validly existing corporation in good standing under the Laws of the jurisdiction of its organization.

(b) Buyer has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated thereby. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Stockholder, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

8. Stockholder Capacity. Stockholder is signing and entering into this Agreement solely in his, her or its capacity as a beneficial owner of the Shares and New Shares, if any. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall (a) limit or affect in any way any actions that may hereafter be taken by Stockholder in his, her or its capacity as an officer or director of Seller, including in exercising rights under the Purchase Agreement (including by voting to withdraw, amend or modify, or publicly propose or resolve to withdraw, amend or modify, in a manner adverse to Buyer, the recommendation of the Seller Board that Seller’s stockholders vote in favor of the adoption of the Purchase Agreement in accordance with the terms of the Purchase Agreement), and no such actions or omissions shall be deemed a breach of this Agreement, or (b) be construed to prohibit, limit or restrict Stockholder from exercising his, her or its fiduciary duties as an officer or director to Seller.

9. Consents and Waivers. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Purchase under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

10. Documentation and Information.

(a) Except as required by applicable Law, Stockholder shall not make any public announcement regarding this Agreement, the Purchase Agreement or the transactions contemplated hereby or thereby without the prior written consent of Buyer (which consent may be withheld in Buyer’s sole discretion); provided that Stockholder may disclose the terms of this Agreement and file a copy hereof in a Schedule 13D filed with the SEC. Stockholder hereby consents to the disclosure in the Seller Proxy Statement and, if required by applicable Law or the SEC or any other securities authorities, any other documents or communications provided by Buyer or Stockholder to any Governmental Entity or to the Stockholders of the Company, of such Stockholder’s identity and beneficial ownership of the Seller’s common stock and the nature of such Stockholder’s commitments under this Agreement and a copy of this Agreement.

(b) Stockholder agrees to promptly give Buyer any information that is in its possession that Buyer may reasonably request for the preparation of any such disclosure documents and promptly notify Buyer of any required corrections with respect to any written information supplied by it, if Stockholder shall become aware that any such information shall have become false or misleading in any material respect.

11. Cessation of Ongoing Discussion and Negotiations. Stockholder shall, and shall cause each of its Representatives to, (a) immediately cease and cause to be terminated all existing discussions and negotiations with any Person or such Person’s Representatives (other than Buyer and any of its Affiliates or any of Buyer or its Affiliates’ respective Representatives) regarding any Takeover Proposal and (b) not terminate, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party.

12. Termination. This Agreement shall automatically terminate and shall have no further force or effect as of the earliest to occur of (a) the Closing, (b) the date the Seller Board makes an Adverse Recommendation Change in accordance with Section 6.03 of the Purchase Agreement, (c) the date the Purchase Agreement shall have been validly terminated pursuant to Article IX thereof, and (d) the mutual consent of Buyer and Stockholder (the earliest to occur of clauses (a), (b), (c) and (cd) of this Section 12, the “Expiration Date”); provided, however, that notwithstanding the foregoing, the provisions in Section 14 hereof shall survive in full force and effect following the termination of this Agreement.

13. No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between Stockholder and Buyer, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto or among any other stockholders of Seller entering into voting agreements with Buyer. Nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

14. Miscellaneous.

(a) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (1) when delivered by hand (with written confirmation of receipt), (2) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (3) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient (provided, that if given by e-mail, such notice, request, consent, claim, demand, waiver or other communication shall be followed up within one (1) Business Day of dispatch pursuant to one of the other methods described herein and provided further that such confirmatory dispatch shall not be deemed the date of transmission) or (4) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14(a):

(i) if to Buyer, to:

Mitsubishi Chemical Performance Polymers, Inc.

2001 Hood Road

Greer, SC 29650

Attention: President

with a copy (which shall not constitute notice) to:

Mitsubishi Chemical Holdings America, Inc.

655 Third Avenue

New York, NY 10017

Attention: General Counsel

and

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: Jared Manes

Email: JManes@winston.com

Telephone No.: (212) 294-6736

(ii) If to Stockholder, to the address set forth on the signature page hereto.

(b) Certain Interpretations.

(i) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(ii) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and conditions, both written and oral, among the parties hereto with respect to the subject matter hereof, and (ii) are not intended to confer upon any other person any rights or remedies hereunder.

(d) Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign the rights and delegate its obligations hereunder to any wholly owned direct or indirect Subsidiary of Buyer so long as Buyer remains obligated to perform those obligations required to be performed by Buyer hereunder.

(e) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by all of the parties hereto.

(f) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

(g) Further Assurances. Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement. Stockholder agrees to notify Buyer promptly in writing of the number and description of Shares or New Shares acquired after the date hereof that is not listed on the signature page below.

(h) Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(i) Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

(j) Fees and Expenses. Except as otherwise provided in the Purchase Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements from the opposing party or parties in such action or other preceding (in addition to any other relief to which the prevailing party may be entitled).

(k) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). EACH PARTY HERETO hereby irrevocably and unconditionally agrees to be subject to, and hereby consents and submits to, the jurisdiction of the courts of the State of Delaware and agrees that any action involving any equitable or other claim shall be brought exclusively in the Delaware Court of Chancery. In the event that the Delaware Court of Chancery does not accept OR DOES NOT HAVE jurisdiction over any such action, EACH PARTY HERETO hereby irrevocably and unconditionally agrees that any such action then shall be brought exclusively in the United States District Court for the District of Delaware.

(l) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by means of facsimile or portable document format (“.PDF”) signature and such signature shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(n) Purchase Agreement. Buyer acknowledges that Stockholder has been induced to enter into this Agreement based on the terms and conditions of the Purchase Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

Buyer:

Mitsubishi Chemical Performance Polymers, Inc.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

Stockholder:

By:
(Signature)

Name:
(Print Name)

Title:
(If Applicable)
Address:

Company Stock Beneficially Owned:

Shares:

Common Stock issuable upon the exercise of outstanding options, warrants or other rights:

[Signature Page to Voting and Support Agreement]